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                                                                    Exhibit 10.9

 [VIALTA LETTERHEAD]


Michael Wang
22478 Autumn Park Blvd.
Novi, MI 48374                                                     June 20, 2000

Dear Mr. Wang:

We are pleased to make the following offer of employment to you:

Title:                VICE PRESIDENT, OPERATIONS
Department:           Corporate
Reporting to:         Fred Chan, Chairman

Compensation:

- Salary -            $6,250.00 SEMI-MONTHLY (annualized at $150,000).

- Stock Options -     80,000 Vialta shares vested under the terms of the 4-year
                      Incentive Option Plan. Subject to approval by the Board of Directors at the next meeting.

- Relocation Cost -   We will reimburse reasonable cost associated with your
                      relocation based upon actual receipts, to Fremont, CA to a maximum of $30,000.00, which includes closing and incidental cost. We will also provide up to one month of temporary housing in the ESS Hotel or location suitable for a family. Should you leave the company of your own volition within one years of employment, you agree to reimburse the company full amount of the costs associated with relocation.

- Benefits -          Medical, Dental and Vision coverage is effective your
                      start date. HMO coverage is paid in full for the employee.
                      PPO coverage requires a deduction from your paycheck.
                      Medical and dental coverage for eligible dependents is available at 25% of cost.

- At-Will Basis -     Vialta is an at will employer in accordance with the laws
                      of the State of California. You are free to leave at any time, and similarly, the Company can terminate your employment, with or without cause at any time.

- Effective -         THIS OFFER WILL REMAIN EFFECTIVE UNTIL JUNE 30, 2000.

- Start Date -        ON OR BEFORE AUGUST 1, 2000.

New hire orientation is held every Monday at 8:30 AM (please bring your employment eligibility documents).

Mr. Wang, we look forward to a positive response to our offer and to a mutually beneficial, professional relationship. Please indicate your acceptance by your signature and start date below.



/s/ Fred Chan                              /s/ Michael Wang
----------------------------------         -------------------------------------
Fred Chan                                  Michael Wang
Chairman                                   See Above
                                           -------------------------------------
                                           Start Date